Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement dated as of May 11, 2006 is entered into by and between The Greenbrier Companies, Inc. (“Company”) and William A. Furman (“Executive”) and amends that certain Employment Agreement between such parties dated as of September 1, 2004 (the “Employment Agreement”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Executive’s Stock — Registration Rights. The preamble to Section 6 of the Employment Agreement is amended by deleting the stricken text to read as follows:
“The provisions of this section 6 of this Agreement, subject to the limitations of Section 7.4, are intended to provide a mechanism for Executive to reduce or liquidate his holdings of Stock ~~in the event of termination of his employment~~.”
     2. Required Registration. The first sentence of Section 6.2 of the Employment Agreement is amended by deleting the stricken text, and adding the underlined text, to read as follows:
“~~At any time following a termination of Executive’s employment, if Executive shall continue to be the record or beneficial holder of not less than 10 percent of the outstanding Stock, and continuing for a period of five years from and after the effective date of such termination~~, Executive may at any time give written notice to Company (the “Notice”) that he contemplates the sale of not less than 500,000 shares of Stock and may require that Company file with the Commission a registration statement under the Securities Act with respect to the shares of Stock set forth in such Notice.”
     3. Piggyback Registration. The first sentence of Section 6.3 of the Employment Agreement is amended by deleting the stricken text, and adding the underlined text, to read as follows:
“If at any time, ~~at any time beginning upon the date of any termination of Executive’s employment, and continuing for a period of five years from and after the effective date of such termination,~~ Company shall propose the registration under the Securities Act of any securities of Company other than a registration on Form S-8, Company shall give written notice of such proposed registration to Executive.”
[SIGNATURE PAGE FOLLOWS]

     Except as hereby amended, the Employment Agreement shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC.

By:	/s/ Joseph K. Wilsted
Title:	Chief Financial Officer

/s/ William A. Furman

William A. Furman